Southside Bancshares, Inc. Completes Merger with OmniAmerican Bancorp, Inc.

Southside Bancshares, Inc. (“Southside”) (NASDAQ: SBSI), the parent company of Southside Bank, announced the completion of the merger of OmniAmerican Bancorp, Inc. (“Omni”) (NASDAQ: OABC) with and into Southside and the merger of Omni’s wholly owned subsidiary, OmniAmerican Bank (“Omni Bank”), headquartered in Fort Worth, Texas, with and into Southside Bank, all effective on December 17, 2014. The combined company will continue to trade on the NASDAQ Global Select Market under the symbol “SBSI.”

OmniAmerican Bank operated 14 banking offices in Fort Worth, Texas and surrounding areas. As of September 30, 2014, Omni, on a consolidated basis, reported total assets of $1.34 billion, total loans of $774.02 million and total deposits of $798.79 million.

Under the terms of the definitive agreement, Southside issued approximately 5,168,000 shares of Southside common stock plus approximately $157.4 million in cash for all outstanding shares of Omni capital stock, for an aggregate of approximately $309.3 million based on the closing price of Southside’s common stock on December 17, 2014.

Sam Dawson will continue to serve as the President and Chief Executive Officer of the combined entity and Lee Gibson will continue to serve as its Senior Executive Vice President and Chief Financial Officer. Tim Carter, the former President and Chief Executive Officer of OmniAmerican, will serve as Southside Bank Regional President for the North Texas region and will be responsible for the management of the Fort Worth area and surrounding locations. Anne Holland, former OmniAmerican Senior Executive Vice President and Chief Lending Officer, will serve as Executive Vice President and Senior Lending Officer for the North Texas region, Deborah Wilkinson, former OmniAmerican Senior Executive Vice President and CFO, will serve as Executive Vice President Investor Relations and T. L. Arnold, Jr., former OmniAmerican Senior Executive Vice President and Chief Credit Officer, will serve as Executive Vice President and Senior Credit Officer for the North Texas region.

“The completion of this merger significantly expands our presence in the dynamic and high growth greater Fort Worth market area,” stated Sam Dawson, Southside President and Chief Executive Officer. “Joining with our new team members from Omni, we look forward to growing our franchise in a meaningful way in this very fertile market.”

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $4.9 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 64 banking centers in Texas and operates a network of over 70 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Southside’s investor relations site provides a detailed overview of its activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Lee Gibson at (903) 531-7221, or lee.gibson@southside.com. Media contact is Lonny Uzzell at (903) 531-7241, or lonny.uzzell@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this press release and in other written materials and oral statements issued by or on behalf of Southside may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Southside’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside’s actual results, respectively, to differ materially from the results discussed in the forward-looking statements. For example, statements about the future financial and operating results of Southside following the merger, Southside’s plans, objectives, expectations and intentions, and other similar statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that the businesses will not be integrated successfully; (ii) the risk that the anticipated cost savings and any other synergies expected from the transaction may not be fully realized or may take longer to realize than expected; (iii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (iv) the diversion of management time on merger-related issues; (v) liquidity risk affecting Southside’s ability to meet their obligations when they come due (vi) general economic conditions, either nationally or in our market areas, that are worse than expected and (vii) changes in our financial condition or results of operations that reduce capital available to pay dividends.

Additional information concerning Southside and its respective business, including additional factors that could materially affect its respective financial results, is included in Southside’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in Southside’s other filings with the Securities and Exchange Commission (“SEC”). Southside disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.